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                                                                    Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan and the 1997 Employee Stock Incentive Plan of SyQuest Technology, Inc. of our report dated December 11, 1996, except for Note 15, paragraph 11, as to which the date is June 27, 1997, with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in the Annual Report (Form 10-K/A) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California
November 3, 1997